UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

UNIVERSAL SAFETY PRODUCTS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION – DATED AUGUST ___, 2026

UNIVERSAL SAFETY PRODUCTS, INC.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

Telephone: (410) 363-3000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Virtual Meeting Only – No Physical Meeting Location

To Be Held on ___, 2026

We cordially invite you to attend the Special Meeting (the “Meeting”) of stockholders of Universal Safety Products, Inc. (the “Company”). In the interest of providing our stockholders with greater access and flexibility to attend the Meeting, notice is hereby given that the location, date and time of the Meeting will be held in a virtual meeting format only on ___, 2026 at 12:00 P.M. Eastern Time. You will not be able to attend the Meeting in person.

To access the virtual meeting please click the Virtual Stockholder Meeting link: meetnow.global/____________. To login to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number.

Details regarding logging onto and attending the meeting over the website and the business to be conducted are described in the Proxy Card included with this Proxy Statement.

The Meeting will be held for the following purposes:

•	To approve an amendment of our Articles of Incorporation (the “Articles”) to authorize 25,000,000 shares of preferred stock and to permit the issuance of those 25,000,000 shares of preferred stock with rights and preferences to be determined by the Company’s Board of Directors from time to time (the “Blank Check Preferred Proposal”);

•	To approve an amendment of our Articles to authorize 25,000,000 shares of class B common stock (the “Class B Common Proposal”); and

•	To approve one or more adjournments of the Meeting to later dates or times, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve other proposals before the Meeting (the “Adjournment Proposal”).

The accompanying proxy statement sets forth additional information regarding the Meeting and provides you with detailed information regarding the business to be considered at the Meeting. We encourage you to read the proxy statement carefully and in its entirety.

Only stockholders of record at the close of business on ________, 2026, the record date for the Meeting, will be entitled to vote at the Meeting or any adjournments or postponements thereof. The proxy materials will be mailed to stockholders on or about September ________, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Stockholders to be held on ________, 2026:

This Notice of Meeting of Stockholders and the accompanying Proxy Statement are available on the Internet at http://www.envisionreports.com/UUU for registered holders and http://www.edocumentview.com/UUU for street holders.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Harvey B. Grossblatt

President and Chief Executive Officer

August __, 2026

HOW TO VOTE: Your vote is important. Whether or not you plan to virtually attend the Meeting, we hope you will vote as soon as possible by either (1) mailing your completed and signed proxy card(s) to Universal Safety Products, Inc., 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, Attention: Corporate Secretary, (2) calling the toll-free number printed on your proxy card(s) and following the recorded instructions or (3) visiting the website indicated on your proxy card(s) and following the on-line instructions. You may revoke a previously submitted proxy at any time prior to the Meeting. If you decide to attend the Meeting and wish to change your proxy vote, you may do so automatically by voting at the Meeting.

TABLE OF CONTENTS

Page
INFORMATION CONCERNING THE SPECIAL MEETING	1
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	2
PROPOSAL NO. 1: APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO AUTHORIZE 25,000,000 SHARES OF PREFERRED STOCK AND TO PERMIT THE ISSUANCE OF THOSE 25,000,000 SHARES OF PREFERRED STOCK WITH RIGHTS AND PREFERENCES TO BE DETERMINED BY THE BOARD FROM TIME TO TIME	7
Overview	7
Potential Advantages of the Preferred Stock Authorization	7
Potential Disadvantages of the Preferred Stock Authorization	7
Anti-Takeover Effects	8
No Dissenters’ or Appraisal Rights	8
Required Vote and Board Recommendation	8
PROPOSAL NO. 2: APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CREATE A NEW CLASS OF COMMON STOCK	9
Overview	9
Class B Common Stock	9
Reasons for the Creation of the Class B Common Stock	9
Potential Disadvantages of the Class B Common Stock Authorization	10
Anti-Takeover Effects	10
No Dissenters’ or Appraisal Rights	10
Required Vote and Board Recommendation	10
PROPOSAL NO. 3: APPROVAL TO ADJOURN THE MEETING TO LATER DATES OR TIMES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IF, BASED UPON THE TABULATED VOTE AT THE TIME OF THE MEETING, THERE ARE NOT SUFFICIENT VOTES TO APPROVE OTHER PROPOSALS BEFORE THE MEETING	11
Overview	11
Consequences if the Adjournment Proposal is Not Approved	11
Required Vote and Board Recommendation	11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12
OTHER BUSINESS	13
ANNEX A – CERTIFICATE OF AMENDMENT FOR PREFERRED STOCK AUTHORIZATION	A-1
ANNEX B – CERTIFICATE OF AMENDMENT FOR CLASS B COMMON STOCK AUTHORIZATION	B-1
ANNEX C – PROXY CARD	C-1

UNIVERSAL SAFETY PRODUCTS, INC.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

Telephone: (410) 363-3000

PRELIMINARY PROXY STATEMENT

FOR THE MEETING OF STOCKHOLDERS

TO BE HELD ON _________, 2026

INFORMATION CONCERNING THE SPECIAL MEETING

General

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Universal Safety Products, Inc. (the “Company”), for use at the Special Meeting of the Company’s stockholders (the “Meeting”) to be held in virtual format on _________, 2026 at 12:00 P.M. Eastern Time and at any adjournments thereof. Whether or not you expect to attend the Meeting, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials will be furnished to stockholders on or about _________, 2026.

The Meeting will be held in a virtual meeting format only. You will not be able to attend the Meeting in person. To access the virtual meeting please click the Virtual Stockholder Meeting link: meetnow.global/____________. To log in to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number.

Action to be taken under Proxy

Unless otherwise directed by the giver of the proxy, the persons named in the form of proxy, Harvey B. Grossblatt, the Company’s President and Chief Executive Officer, Milton C. Ault, III, the Company’s Executive Vice Chairman, James B. Huff, the Company’s Vice President, Secretary, Treasurer and Chief Financial Officer, James M. Turner, the Company’s General Counsel, or any one of them who acts, will vote:

•	FOR the approval of an amendment of our Articles of Incorporation (the “Articles”) to authorize 25,000,000 shares of preferred stock and to permit the issuance of those 25,000,000 shares of preferred stock with rights and preferences to be determined by the Company’s Board of Directors from time to time (the “Blank Check Preferred Proposal”);

•	FOR the approval of an amendment of our Articles to authorize 25,000,000 shares of class B common stock (the “Class B Common Proposal”); and

•	FOR the approval of one or more adjournments of the Meeting to later dates or times, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve other proposals before the Meeting (the “Adjournment Proposal”).

By submitting your proxy (via the Internet, telephone or mail), you authorize Harvey B. Grossblatt, the Company’s President and Chief Executive Officer, Milton C. Ault, III, the Company’s Executive Vice Chairman, James B. Huff, the Company’s Vice President, Secretary, Treasurer and Chief Financial Officer and James M. Turner, the Company’s General Counsel, to represent you and vote your shares at the Meeting in accordance with your instructions. They also may vote your shares to adjourn the Meeting and will be authorized to vote your shares at any postponements or adjournments of the Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE OR BY MAIL.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is the purpose of the Meeting?

At the Meeting, the stockholders will be asked:

•	To approve an amendment of our Articles of Incorporation (the “Articles”) to authorize 25,000,000 shares of preferred stock and to permit the issuance of those 25,000,000 shares of preferred stock with rights and preferences to be determined by the Company’s Board of Directors from time to time (the “Blank Check Preferred Proposal”);

•	To approve an amendment of our Articles to authorize 25,000,000 shares of class B common stock (the “Class B Common Proposal”); and

•	To approve one or more adjournments of the Meeting to later dates or times, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve other proposals before the Meeting (the “Adjournment Proposal”).

Who is entitled to vote at the Meeting?

The Board has fixed the close of business on _________, 2026 as record date for the Meeting (the “Record Date”). Only stockholders of record at the close of business on that date are entitled to vote at the Meeting. The only class of stock entitled to be voted at the Meeting is our Common Stock. All stockholders are entitled to one vote for each share of Common Stock held by them.

A majority of the _______________ outstanding shares of Common Stock, or __________ such shares, will constitute a quorum at the Meeting.

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes	Matter
1	Approval of an amendment of our Articles to authorize 25,000,000 shares of “blank check” preferred stock	“FOR” votes from the holders of a majority of the shares of Common Stock issued and outstanding	Against	Against	Non-routine
2	Approval of an amendment of our Articles to authorize 25,000,000 shares of class B common stock	“FOR” votes from the holders of a majority of the shares of Common Stock issued and outstanding	Against	Against	Non-routine
3	Approval of adjournments of the Meeting, if necessary, to permit further solicitation and vote of proxies	“FOR” votes from the holders of a majority of the votes cast on the matter.	No effect	No effect	Non-routine

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters include director elections (whether contested or uncontested) and matters involving a contest or a matter that may substantially affect the rights or privileges of stockholders.

In connection with the treatment of abstentions and broker non-votes, each proposal is considered a “non-routine” matter, and brokers are not entitled to vote uninstructed shares with respect to any proposal.

Why am I receiving these materials?

We have sent you these proxy materials because the Board of the Company is soliciting your proxy to vote at the Meeting. According to our records, you were a stockholder of the Company as of the end of business on the Record Date for the Meeting.

You are invited to vote on the proposals described in this proxy statement.

The Company intends to mail these proxy materials on or about _______, 2026, to all stockholders of record on the Record Date.

What is included in these materials?

These materials include:

•	the Notice of Special Meeting of Stockholders;

•	this Proxy Statement for the Meeting; and

•	the Proxy Card.

What is the proxy card?

The proxy card enables you to appoint Harvey B. Grossblatt, the Company’s President and Chief Executive Officer and James B. Huff, the Company’s Vice President, Secretary, Treasurer and Chief Financial Officer, as your representatives at the Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you log in to the Meeting.

Can I view these proxy materials over the Internet?

Yes. The Notice of Meeting, this Proxy Statement and accompanying proxy card are available at http://www.envisionreports.com/UUU.

How can I attend the Meeting?

The Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Meeting. No physical meeting will be held.

You will be able to attend the Meeting online by visiting meetnow.global/____________. To log in to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number. You also will be able to vote your shares online by attending the Meeting by webcast.

To participate in the Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. The online Meeting will begin promptly at 12:00 P.M. Eastern Time. We encourage you to access the Meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Meeting virtually on the Internet.

To register to attend the Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your ownership of Common Stock along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 P.M., Eastern Time, on ________, 2026.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare
Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Why are you holding a virtual meeting instead of a physical meeting?

We are embracing the latest technology in order to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the Meeting since our stockholders can participate from any location around the world with Internet access.

How do I vote?

Either (1) mail your completed and signed proxy card(s) to Universal Safety Products, Inc., 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, Attention: Corporate Secretary, (2) call the toll-free number printed on your proxy card(s) and follow the recorded instructions or (3) visit the website indicated on your proxy card(s) and follow the on-line instructions. If you are a registered stockholder and attend the Meeting, then you may deliver your completed proxy card(s) or vote pursuant to the instructions on the proxy card. If your shares are held by your broker or bank, in “street name,” then you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not give instructions to your record holder, it will not be entitled to vote your shares on any proposal.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being made available to you by your bank, brokerage firm or other nominee (the “record holder”), along with voting instructions. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder, it will not be entitled to vote your shares on any proposal.

As the beneficial owner of shares, you are invited to attend the Meeting. If you are a beneficial owner, however, you may not vote your shares at the Meeting unless you obtain a legal proxy, executed in your favor, from the record holder of your shares.

How many shares must be present to hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. Proxies received but marked as abstentions will be counted towards the quorum.

What constitutes a quorum?

We must have a quorum to carry on the business of the Meeting. Our Bylaws provide that the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at the Meeting or any adjournment thereof. Broker non-votes and abstentions are counted as present to determine the existence of a quorum. The broker non-votes are counted because there is a routine matter presented at the Meeting.

The stockholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at the Meeting or any adjournment thereof, a majority in voting interest of those present in person or by proxy and entitled to vote, or any officer entitled to preside at, or to act as secretary of, the Meeting may adjourn the Meeting until stockholders holding the amount of stock requisite for a quorum are present in person or by proxy.

What if a quorum is not present at the Meeting?

If a quorum is not present or represented at the Meeting, the holders of a majority of the shares entitled to vote at the Meeting who are present in person or represented by proxy may adjourn the Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Is there a deadline for submitting proxies electronically or by telephone or mail?

Proxies submitted electronically or by telephone as described above must be received by 11:59 A.M. Eastern Time on ________, 2026. Proxies submitted by mail should be received before 12:00 P.M. Eastern Time on ________, 2026.

Can I revoke my proxy and change my vote?

You may change your vote at any time prior to the taking of the vote at the Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to the Company’s President at Universal Safety Products, Inc., 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, prior to your shares being voted, or (3) virtually attending the Meeting and voting in accordance with the instructions on the proxy card. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the Meeting and voting.

Who can participate in the Meeting?

Only stockholders eligible to vote or their authorized representatives in possession of a valid control number will be admitted as participants to the Meeting.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to the Company unless:

•	required by law;

•	you expressly request disclosure on your proxy; or

•	there is a proxy contest.

How does the Board of Directors recommend I vote on the proposals?

Our Board unanimously recommends that you vote your shares “FOR” each of the proposals presented in this Proxy Statement, consisting of:

(i)	The Blank Check Preferred Proposal;

(ii)	The Class B Common Proposal; and

(iii)	The Adjournment Proposal.

Unless you provide other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board as set forth in this Proxy Statement.

What if I do not specify how my shares are to be voted?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted in accordance with the Board’s recommended votes set forth immediately above, and if any other matter is properly presented at the Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Will any other business be conducted at the Meeting?

The Company’s bylaws require stockholders to give advance notice of any proposal intended to be presented at the Meeting. We have not received any such notices. Accordingly, the Company does not anticipate any additional business will be conducted at the Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. We will also reimburse brokerage firms, banks and other agents for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

I share the same address with another stockholder of the Company. Why has our household only received one set of proxy materials?

The rules of the Securities and Exchange Commission’s (“SEC”) permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. We have delivered only one set of proxy materials to stockholders who hold their shares through a bank, broker or other holder of record and share a single address, unless we received contrary instructions from any stockholder at that address.

How can I find out the results of the voting at the Meeting?

Final voting results will be disclosed in a Form 8-K filed after the Meeting.

Who can help answer my questions?

You can contact our corporate headquarters, at Universal Safety Products, Inc., 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, by sending a letter to Harvey B. Grossblatt, our President and Chief Executive Officer, with any questions about the proposals described in this Proxy Statement or how to execute your vote.

PROPOSAL NO. 1

TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO AUTHORIZE 25,000,000 SHARES OF PREFERRED STOCK AND TO PERMIT THE ISSUANCE OF THOSE 25,000,000 SHARES OF PREFERRED STOCK WITH RIGHTS AND PREFERENCES TO BE DETERMINED BY THE BOARD FROM TIME TO TIME

Overview

Our Board has unanimously adopted (i) a resolution approving an amendment to our Articles of Incorporation (the “Articles of Incorporation”) to authorize 25,000,000 shares of “blank check” preferred stock (the “Preferred Stock”), par value $0.01 per share (the “Preferred Stock Authorization”) and (ii) directing that the Preferred Stock Authorization be submitted to the stockholders for approval at the Meeting. The Preferred Stock Authorization will become effective upon the filing of the amendment to the Articles of Incorporation with the Maryland Department of Assessments and Taxation (“SDAT”). We will file the amendment to the Articles of Incorporation to effectuate the Preferred Stock Authorization (the “Preferred Stock Amendment”) as soon as practicable after having received approval from our stockholders for this proposal, if received. The full text of the proposed Preferred Stock Amendment is attached to this Proxy Statement as Annex A. However, the text of the proposed Preferred Stock Amendment is subject to revision to include such changes as may be required by the SDAT and as our Board deems necessary and advisable to effect the proposed Preferred Stock Amendment. In addition, as the Company is considering more than one amendment to the Articles of Incorporation in this proxy statement, to the extent that both amendments to the Articles of Incorporation are approved by the stockholders, the Company intends to file an amended and restated Articles of Incorporation to integrate into a single document the proposed amendments discussed in this proxy statement that are approved by our stockholders. The Board retains the discretion to abandon and not implement the Preferred Stock Amendment at any time before it becomes effective.

If this proposal is approved, and the Preferred Stock is authorized, it may be issued, from time to time, as authorized by the Board in one or more series, in such numbers of shares, with such designations, powers, including voting powers, full or limited, or no voting powers, conversion rights, redemption rights, preferences, and relative, participating, optional, or other special rights, qualifications, limitations, and restrictions as the Board determines. The powers, preferences, and relative, participating, optional, or other special rights of each series of Preferred Stock, and any qualifications, limitations, or restrictions of a series may differ from those of any other series.

Our Board has determined that the Preferred Stock Authorization proposal is in the best interests of the Company and recommends approval by stockholders.

Potential Advantages of the Preferred Stock Authorization

Our Board has adopted the proposed Preferred Stock Amendment to provide maximum financial and strategic flexibility with respect to future financing transactions. Preferred Stock is commonly authorized by publicly traded companies and can be used as a preferred means of raising capital. In some circumstances, companies, including ours, may be required to issue senior classes of securities to raise capital, with the terms of those securities being negotiated and tailored to meet the needs of both investors and issuing companies. Such senior securities often include liquidation preferences and dividend rights, conversion privileges and other rights not found in Common Stock.

If the proposal is approved, and our Articles are amended, our Board would be able to issue the additional shares of authorized Preferred Stock with such designations, preferences and relative, participating, optional, conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) thereof, as the Board may in the future establish by resolution or resolutions and by filing a certificate pursuant to the MGCL (a “Preferred Stock Designation”), from time to time, providing for the issuance of such Preferred Stock. No vote of the holders of our Common Stock or Preferred Stock, unless otherwise expressly provided in the Articles or in a Preferred Stock Designation creating any series of Preferred Stock or, to the extent the Company chooses to comply with any limiting rules of any securities exchange or quotation system on which shares of our common or Preferred Stock are then listed or traded, will be a prerequisite to the issuance of any series of Preferred Stock.

Approval of the proposed Preferred Stock Amendment will not alter or modify the rights, preferences, privileges or restrictions of outstanding shares of our Common Stock.

Potential Disadvantages of the Preferred Stock Authorization

The authorized but unissued shares of Preferred Stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board or, as required by law or the rules of the NYSE American, without the approval and authorization of our stockholders. Our Board does not intend to solicit further stockholder approval prior to the issuance of shares of Preferred Stock, except as may be required by applicable law or by the rules of the NYSE American.

The possible future issuance of shares of our Preferred Stock or securities convertible or exercisable into our Preferred Stock could affect our current stockholders in a number of ways. The issuance of new shares of Preferred Stock could cause immediate dilution of the ownership interests and the voting power of our existing stockholders. New issuances of Preferred Stock may also affect the amount of dividends, if any, paid to such stockholders and may reduce the share of the proceeds that they would receive upon the future liquidation, if any, of the Company.

In addition, the future issuance of shares of our Preferred Stock or securities convertible or exercisable into shares of our Preferred Stock could:

•	dilute the market price of our Common Stock, to the extent that the shares of Common Stock are issued and sold at prices below current trading prices, or, if the issuance consists of securities convertible or exercisable into Common Stock, to the extent that the securities provide for the conversion or exercise into Common Stock at prices that could be below current trading prices of the Common Stock, which dilution, in each case, may increase the volatility and affect the market value of our trading securities;

•	dilute the earnings per share, if any, and book value per share of the outstanding shares of our Common Stock; and

•	make the payment of dividends on Common Stock, if any, potentially more expensive.

No specific shares of Preferred Stock are being designated at this time, and we do not currently have any agreements in writing to issue shares of Preferred Stock.

Anti-Takeover Effects

Although the proposed Preferred Stock Amendment is not motivated by anti-takeover concerns and is not considered by the Board to be an anti-takeover measure, the availability of authorized shares of Preferred Stock could enable the Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, Preferred Stock could be issued to purchasers who might side with management in opposing a takeover bid which the Board determines is not in the best interests of the Company and its stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, issuing Preferred Stock without further action by the stockholders may delay or prevent a change of control of the Company, may discourage bids for the Company’s Common Stock or Preferred Stock at a premium over the market price of the Common Stock or Preferred Stock, and may adversely affect the market price of the Common Stock or Preferred Stock. Thus, increasing the authorized Preferred Stock could render more difficult and less likely a hostile merger, tender offer, or proxy contest, assumption of control by a holder of a large block of the Company’s stock, and the possible removal of the Company’s incumbent management. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of our stock without our approval.

No Dissenters’ or Appraisal Rights

Under the MGCL, our stockholders are not entitled to dissenters’ or appraisal rights with respect to the proposed Preferred Stock Amendment to our Articles to authorize the creation of 25 million shares of “blank check” Preferred Stock and we will not independently provide our stockholders with any such rights.

Required Vote and Board Recommendation

The Preferred Stock Amendment to the Articles requires the receipt of the affirmative vote of a majority of the shares of Common Stock issued and outstanding on the Record Date.

The Board unanimously recommends a vote “FOR” the approval of an amendment of our Articles to authorize 25,000,000 shares of preferred stock and to permit the issuance of those 25,000,000 shares of preferred stock with rights and preferences to be determined by the Company’s Board from time to time.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CREATE A NEW CLASS OF COMMON STOCK

Overview

The Board has approved an amendment (the “Class B Amendment”) to the Articles of Incorporation to create a new class of common stock, which would be known as class B common stock (the “Class B Common Stock”). The Class B Amendment would authorize the designation of 25,000,000 shares of our common stock as Class B Common Stock. As part of the Class B Amendment, we would further amend the Articles of Incorporation to rename the current Common Stock to “Class A common stock” (the “Class A Common Stock”), in order to better distinguish between our classes of common stock. Our current Articles of Incorporation authorize us to issue a single class of common stock.  Shares of our Common Stock are traded on the NYSE American.

The creation of the Class B Common Stock would become effective upon the filing of the Class B Amendment with the SDAT. We will file the Class B Amendment as soon as practicable after having received approval from our stockholders for this proposal, if received. The full text of the proposed Class B Amendment is attached to this Proxy Statement as Annex B. However, the text of the proposed Class B Amendment is subject to revision to include such changes as may be required by the SDAT and as our Board deems necessary and advisable to effect the proposed Class B Amendment. In addition, as the Company is considering more than one amendment to the Articles of Incorporation in this proxy statement, to the extent that both amendments to the Articles of Incorporation are approved by the stockholders, the Company intends to file an amended and restated Articles of Incorporation to integrate into a single document the proposed amendments discussed in this proxy statement that are approved by our stockholders. The Board retains the discretion to abandon and not implement the Class B Amendment at any time before it becomes effective.

Class B Common Stock

The new class of common stock would consist of 25,000,000 shares of Class B Common Stock, par value $0.01 per share.  Each share of our Class B Common Stock would generally have terms identical to a share of our Class A Common Stock, except with respect to voting power.  Stockholders would be entitled to twenty-five votes for each share of Class B Common Stock held by them compared to one vote for each share of Class A Common Stock, when voting together on matters presented to our stockholders.

Subject to rules and regulations of the SEC and the NYSE American, if issued, shares of our Class B Common Stock would be freely transferable. Holders of our Class B Common Stock would have no preemptive rights to purchase shares of our common stock.  There would be no conversion rights or sinking fund provisions for shares of our Class B Common Stock.  Holders of shares of our Class B Common Stock would have no cumulative voting rights.

Our Board may from time to time declare dividends and other distributions with respect to our common stock, subject to any rights of our preferred stockholders, of which there are currently none.  Upon liquidation, shares of our Class B Common Stock would share ratably on a per share basis in net assets to be distributed to common stockholders together with the Class A Common Stock.

While we are currently not authorized to issue preferred stock (although we are seeking to obtain stockholder approval to issue shares of preferred stock pursuant to Proposal No. 1 in this Proxy Statement), if such shares were authorized and then issued, such preferred holders may have priority to the holders of shares of our common stock, including shares of our Class B Common Stock, with respect to liquidation preference, dividends distribution and other rights.

Reasons for the Creation of the Class B Common Stock

The creation of Class B Common Stock would permit us to raise additional capital or engage in a range of investment and strategic opportunities.   Our Board of Directors believes that in order for us to continue our growth, we must maintain flexibility to raise capital, particularly in the equity markets, and to issue our capital stock in strategic business combination transactions.  The potential issuance of Class B Common Stock is intended to permit us to raise additional equity capital and to engage in a variety of investment, acquisition and strategic opportunities, as well as to potentially reward our existing stockholders.

Preserving the ability to issue Class B Common Stock, which will have the ability to cast twenty-five votes for each share, will also have the effect of making us less vulnerable to an unsolicited takeover attempt at a price which, in the Board’s view, might not reflect the Company’s true value (although this proposal was not motivated by anti-takeover concerns; see below).  However, we are not aware of any existing or planned effort on the part of any party to accumulate material amounts of Class A Common Stock, or to acquire control of us by means of a merger, tender offer, solicitation in opposition to management or otherwise, or to change our management.  In addition, there have been no offers to acquire our Class A Common Stock or our assets.

We have no specific plans at this time to issue shares of our Class B Common Stock, and this proposal does not constitute an offering of shares of our Class B Common Stock, which can only be made in compliance with applicable securities laws.

Potential Disadvantages of the Class B Common Stock Authorization

The authorized but unissued shares of Class B Common Stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board, as required by law or the rules of the NYSE American, or, if applicable, with the approval and authorization of our stockholders. Our Board does not intend to solicit further stockholder approval prior to the issuance of shares of Class B Common Stock, except as may be required by applicable law or by the rules of the NYSE American.

The possible future issuance of shares of our Class B Common Stock could affect our current stockholders in a number of ways. The issuance of new shares of Class B Common Stock and/or Class A Common Stock would cause immediate dilution of the ownership interests of our existing stockholders. The issuance of new shares of Class B Common Stock would cause immediate dilution of the voting power of holders of our existing Class A Common Stock. New issuances of Class B Common Stock and/or Class A Common Stock may also affect the amount of dividends, if any, paid to such stockholders and may reduce the share of the proceeds that they would receive upon the future liquidation, if any, of the Company.

In addition, the future issuance of shares of our Class B Common Stock or securities convertible or exercisable into or for shares of our Class B Common Stock could:

•	dilute the market price of our Class A Common Stock, to the extent that the shares of Class B Common Stock are issued and sold at prices below current trading prices, or, if the issuance consists of securities convertible or exercisable into Class B Common Stock, to the extent that the securities provide for the conversion or exercise into Class B Common Stock at prices that could be below current trading prices of the Class A Common Stock, which dilution, in each case, may increase the volatility and affect the market value of our trading securities;

•	dilute the earnings per share, if any, and book value per share of the outstanding shares of our Class A Common Stock; and

•	make the payment of dividends on Common Stock, if any, potentially more expensive.

We do not currently have any agreements to issue shares of Class B Common Stock.

Anti-Takeover Effects

Although the proposed Class B Amendment is not motivated by anti-takeover concerns and is not considered by the Board to be an anti-takeover measure, the availability of authorized shares of Class B Common Stock could enable the Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, if all 25,000,000 shares of Class B Common Stock were issued, those shares would be entitled to cast 625 million votes at a stockholders’ meeting, which would equal approximately 55.6% of the maximum number of votes that may be cast, presuming that all shares of Class A Common Stock were issued and outstanding. Further, Class B Common Stock could be issued to purchasers who might side with management in opposing a takeover bid which the Board determines is not in the best interests of the Company and its stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, issuing Class B Common Stock without further action by the stockholders may delay or prevent a change of control of the Company, may discourage bids for the Company’s Class A Common Stock or Preferred Stock at a premium over the market price of the Class A Common Stock or Preferred Stock, and may adversely affect the market price of the Class A Common Stock or Preferred Stock. Thus, authorizing the issuance of Class B Common Stock could render more difficult and less likely a hostile merger, tender offer, or proxy contest, assumption of control by a holder of a large block of the Company’s stock, and the possible removal of the Company’s incumbent management. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of our stock without our approval.

No Dissenters’ or Appraisal Rights

Under the MGCL, our stockholders are not entitled to dissenters’ or appraisal rights with respect to the proposed creation of the Class B Common Stock and the change to our Articles and we will not independently provide our stockholders with any such rights.

Required Vote and Board Recommendation

The Class B Amendment to the Articles of Incorporation requires the receipt of the affirmative vote of a majority of the shares of Common Stock issued and outstanding on the Record Date.

The Board unanimously recommends a vote “FOR” the approval of the amendment to the Articles of Incorporation to create a new class of common stock.

PROPOSAL NO. 3

APPROVAL TO ADJOURN THE MEETING TO LATER DATES OR TIMES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IF, BASED UPON THE TABULATED VOTE AT THE TIME OF THE MEETING, THERE ARE NOT SUFFICIENT VOTES TO APPROVE OTHER PROPOSALS BEFORE THE MEETING

Overview

The Adjournment Proposal, if adopted, will allow the Chairman of the Meeting to adjourn the Meeting one or more times to later dates or times to permit further solicitation of proxies. The Adjournment Proposal will only be presented to the Company’s stockholders in the event that based upon the tabulated vote at the time of the Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Blank Check Preferred Proposal or the Class B Common Proposal. In no event will the Meeting be adjourned beyond the date by which it may properly done under the Company’s Bylaws or Maryland law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by stockholders, the Company may not be able to adjourn the Meeting to later dates or times in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Proposals.

Required Vote and Board Recommendation

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on this proposal at the Meeting.

The Board unanimously recommends a vote “FOR” the approval to adjourn the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve other proposals before the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of our Common Stock as of the Record Date by (1) each of our current directors; (2) each of the executive officers; (3) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock based upon Schedules 13G or 13D filed with the SEC; and (4) all of our directors and executive officers as a group. As of the Record Date, there were ________ shares of our Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated by footnote, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Name and address of beneficial owner (1)	Number of shares beneficially owned	Approximate percent of class
Greater than 5% Beneficial Owners:

Directors and Officers: (1)
Harvey B. Grossblatt
James B. Huff
Milton C. Ault, III
Henry Nisser
Ronald A. Seff, M.D.
Ira F. Bormel, CPA
All directors and executive officers as a group (six persons)

* Less than 1% of outstanding shares.

(1)	Unless otherwise indicated, the business address of each of the stockholders is c/o Universal Safety Products, Inc., 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117.

OTHER BUSINESS

The Board knows of no business to be brought before the Meeting other than as set forth above. If other matters properly come before the stockholders at the Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

By Order of the Board of Directors,

/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President and Chief Executive Officer of the Board

_________, 2026

ANNEX A

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

UNIVERSAL SAFETY PRODUCTS, INC.

Universal Safety Products, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

FIRST: The charter of the Corporation is hereby amended by striking out in its entirety Article FIFTH of the Articles of Incorporation and substituting the following:

“FIFTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares which the Corporation is authorized to issue is Five Hundred Fifty Million (550,000,000). Five Hundred Twenty-Five Million (525,000,000) shares shall be Common Stock, with a par value of one cent ($0.01) per share, having an aggregate par value of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000), and Twenty-Five Million (25,000,000) shares shall be Preferred Stock, with a par value of one cent ($0.01) per share, having an aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all of any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the MGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

SECOND: The foregoing amendment to the Charter of the Corporation was duly approved and declared advisable by the Board of Directors of the Corporation and approved by the Stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary, as of the ____ day of _________, 2026. Each of the undersigned officers of the Corporation acknowledges, under the penalties of perjury, that these Articles of Amendment are the corporate act of the Corporation and that the matters and facts set forth herein with respect to authorization and approval are true in all material respects, to the best of his or her knowledge, information and belief.

ATTEST:	UNIVERSAL SAFETY PRODUCTS, INC.

/s/ James B. Huff	By:	/s/ Harvey B. Grossblatt
James B. Huff, Secretary		Harvey B. Grossblatt, President

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ANNEX B

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

UNIVERSAL SAFETY PRODUCTS, INC.

Universal Safety Products, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

FIRST: The charter of the Corporation is hereby amended by striking out in its entirety Article FIFTH of the Articles of Incorporation and substituting the following:

“FIFTH:

Section 1.               Authorized Shares.

This Corporation is authorized to issue Five Hundred Million (500,000,000) shares of Class A Common Stock, par value with a par value of One Cent ($0.01) per share, having an aggregate par value of Five Million Dollars ($5,000,000) (the “Class A Common Stock”) and Twenty-Five Million (25,000,000) shares of Class B Common Stock, par value with a par value of One Cent ($0.01) per share, having an aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000) (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”).

Section 2.              Common Stock.

A statement of the designations of each class of Common Stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows:

(a)            Voting Rights.

(i)            Except as otherwise provided herein or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

(ii)           Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(iii)          Each holder of shares of Class B Common Stock shall be entitled to twenty-five (25) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(b)            Dividends. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, and the holders of Class B Common Stock shall receive Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.

(c)            Liquidation. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

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(d)            Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

(e)            Equal Status. Except as expressly provided in this Article FIFTH, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of the Class B Common Stock, and (ii) in the event of (x) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (y) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of the Class B Common Stock.

(f)            Conversion.

(i)            As used in this Section 2(f), the following terms shall have the following meanings:

(1)            “Class B Stockholder” shall mean any person to whom or to which shares of Class B Common Stock will be issued during the Corporation’s existence.

(2)            “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 2(f)(i)(4):

(A)            the granting of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders;

(B)            entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are Class B Stockholders, that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the Class B Stockholder at any time and (C) does not involve any payment of cash, securities, property or other consideration to the Class B Stockholder other than the mutual promise to vote shares in a designated manner; or

(C)            the pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledgee shall constitute a “Transfer.”

(5)            “Voting Control” with respect to a share of Class B Common Stock shall mean the power (whether exclusive or shared) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement or otherwise.

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(ii)           Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.

(iii)          Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon a Transfer of such share.

(iv)          The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class common stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class B Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Secretary of the Corporation that a Transfer results in a conversion to Class A Common Stock shall be conclusive.

(v)            In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 2, such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Section 2 shall be retired and may not be reissued.

(g)            Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

SECOND: The foregoing amendment to the Charter of the Corporation was duly approved and declared advisable by the Board of Directors of the Corporation and approved by the Stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary, as of the ____ day of _________, 2026. Each of the undersigned officers of the Corporation acknowledges, under the penalties of perjury, that these Articles of Amendment are the corporate act of the Corporation and that the matters and facts set forth herein with respect to authorization and approval are true in all material respects, to the best of his or her knowledge, information and belief.

ATTEST:	UNIVERSAL SAFETY PRODUCTS, INC.

/s/ James B. Huff	By:	/s/ Harvey B. Grossblatt
James B. Huff, Secretary		Harvey B. Grossblatt, President

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